COMPUTER SOFTWARE LICENSE AGREEMENT

 Townsend Analytics, Ltd. ("TAL") (100 S. Wacker Dr., Suite 2040, Chicago, IL 60606), in consideration of the terms and conditions herein set forth, hereby grants to Customer and Customer accepts. a Personal. non-transferable, and non-exclusive license to use the TAL software package named in Schedule A below, the security key, and any related documentation (collectively known as the 'Licensed Product") subject to the following conditions,

 1. LICENSE. The Licensed Product contains computer programs and related documentation. which are copyrighted and remain the Property Of TAL. The Licensed Product is supplied by TAL and is intended solely for Customer's internal business purposes on the single Quote Source specified in Schedule A below. The Number of Licenses granted to Customer is specified in Schedule A below. Customer agrees to use no more than the number of licenses granted. No right. title or interest in Or to the Licensed Product is conveyed to Customer by this Agreement. The license granted hereunder shall not be assigned, sublicensed or otherwise transferred by Customer. Customer shall not after or modify the Licensed Product.

 2. LIMITED PERMISSION TO Copy LICENSED FORMAT, Customer shall not copy, in whole or iln part, the software of the Licensed Product in machine readable form except that Customer has limited permision (a) to make one copy of the Licensed Product for archive or emergency backup purposes; and (b) to install the Licensed Product on a single Computer hard disc, Customer agrees that it shall not allow the Licensed Product to be subjected to reverse engineering, decompiling. disassembling or modification. Customer shall not make copies of the Licensed Product for use by or sale to others. Customer agrees that the licensed Product, its components, and related materials, are trade secrets of TAL's. are protected by copyright law, and constitute valuable property of TAL's. Customer agrees that unauthorized copies or disclosure of the License Product will cause great damage to TAL which damage far exceeds the value of the copies involved.

 3. TERM. The term of this Agreement shall be for a Minimum Term as described in Schedule A below ;ornmeocing on the Effective Date. The Effective Date shall be defined as (he date upon which the licensed software is authorized by TAL to access the data feed. This Agreement shall automatically renew at the end of each period for another Minimum Term, unless either party sends written notice expressing its intention to terminate the Agreement as provided in Paragraph Four (4).

 4. TERMINATION. Neither TAL nor Customer shall terminate this Agreement except as follows. The applicable party must receive all notices of termination at least thirty (30) days prior to the end of the term. TAL may, in its sole discretion, terminate this Agreement without further notice, upon failure of Customer to pay any charges as described in Schedule A below. TAL may also, in its sole discretion, terminate this Agreement upon the material failure of Customer to comply with any of the other terms and conditions of this Agreement when such failure, other than payment default, shall not be substantially cured within thirty (30) days after TAL sends written notice to Customer specifying the default. Upon any and all termination, TAL shall not be liable for any damages, which may be sustained by Customer, including, but not limited to, loss of profits, business interruption, loss of data, or pecuniary loss. Upon termination of this Agreement for any reason, all unpaid charges due TAL shall become immediately due and payable and Customer agrees to return the Licensed Product to TAL.

 5. FEES.

     A. The Initial License Fee set forth in Schedule A will be billed in advance upon the installation of the 5ervice, Thereafter. Customer will be billed based on the term of the license for the duration of the Minimum Term set forth in Schedule A. Customers who elect to prepay annually are eligible for a discount described in Schedule A.

     B. The charges set forth in Schedule A shall remain unchanged during the initial Minimum Term. However. upon written notice to Customer at least thirty
 (30) days prior to the end of each Term, including the initial Minimum Term, TAL may change any and all charges for succeeding terms.

     C. All charges billed will be due and payable in full Within ten (10) days of receipt of invoice. If Customer falls to pay any amount due under this Agreement. Customer shall upon demand pay interest on the unpaid balances at a rate of 29% per month from the due date.

     D. Customer agrees to pay all data vendor fees, exchange fees. personal property taxes, sales taxes. value -added taxes, and all other taxes, which are Customer's legal responsibility to pay.

     E. Setup charges include the initialization and delivery of the Licensed Product. These charges do not include on site installation unless expressly listed in Schedule A.

 6. ADDITIONAL CHARGES. Customer is responsible for obtaining Quote Source approval for the subscription to a Quote Source for the integration of the Licensed Product. All charges and fees including Exchange Fees, communication charges,, taxes, and Quote Source's service charges are the responsibility of Customer. Customer is responsible for providing all equipment used with the Licensed Product.




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 7. MAINTENANCE. TAL, or its agent.  shall be available to provide non-toll free phone and fax support during the hours of 9:00 AM to 5:00 PM CST. Monday through Friday, excluding trading holidays. Customers will receive normal maintenanceupgrades during the term of the license at no additional charge. Customers who have unusual support requirements such as the need for on-site support shall contract separately for those requirements.

 8. DATA AUTHORIZATION. Customer acknowledges that TAL may be required to report data related to the number of users, (he electronic information provider's services it has available for use, and the data feeds from which the information is received, to various agencies. To enable TAL to meet its obligation in this regard, Customer agrees to inform TAL in writing whenever its usage of the data changes materially. Such changes shall include. but are not limited to, an increase in the number of simultaneously operable computers with access to the data feed.

 9. DISCLAIMER. TAL expressly disclaims all warranties, express or inplied, with respect to the Licensed Product and related materials and its quality of performance, including warranties of merchantability and fitness for a particular purpose. TAL snakes no representation concerning the likelihood of profitable trading using the Licensed Product The Licensed Product is licensed "as is" and "with all faults". The sales personnell, employees, and dealers of TAL art not authorized to make warranties binding on TAL about the Licensed Product. Accordingly, additional oral statement do not constitute warranties and should not be relied upon and are not part of this Agreement This paragraph shall survive the termination of this Agreement.

 10. LIMITS OF LIABILITY. TAL shall not be liable under this Agreement for any money damages resulting from claims made by Customer or third party(s) for errors, omissions, interruptions. or delays in the Licensed Product or for the unavailability of the services provided or to be provided. regardless of the cause. In no event shall TAI be responsible for special, indirect, incidental, exemplary, or consequential damages, which Customer may incur in entering into this Agreement. even if TAL has been advised of the possibility of such damages. Customer waives all claims against TAL. its directors, officers, and employees for special, indirect, or consequential damages &rising out of or in connection with the use or performance of the Licensed Product. If the foregoing disclaimer and waiver of liability should be deemed invalid or ineffective, TAL. its directors, officers, and employees shall not be liable n any event beyond the Amount of one month's license fee paid by Customer for one copy of the Licensed Product. This paragraph shall survive the, termination of this Agreement.

 11. GENERAL. The laws of the State of Illinois shall govern this Agreement. If any provision of this Agreementt shall be held invalid under applicable law, the remaining provisions shall remain in full force and effect.

 Customer: Global Investor's Guide   Date:4-21-98
           -----------------------        -------
 BY: Michael Fagan
     -------------
 Title: President
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